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                                                              Exhibit 10.11

                       EQUIPMENT AND SUPPLIES AGREEMENT

     This Equipment and Supplies Agreement is made and entered into as of this 9th day of December, 1998 by and between Haemonetics Corporation, a Massachusetts corporation having its principal place of business at 400 Wood Road, Braintree, Massachusetts 02184 (hereinafter referred to as "Haemonetics") and SeraCare, Inc., a California corporation having its principal place of business at 1925 Century Park East, Suite 1970, Los Angeles, California 90067 (hereinafter referred to as "SeraCare").

RECITALS

     WHEREAS, Haemonetics manufactures automated plasmapheresis collection equipment, known as PCS and PCS-2 systems, and consumable disposables consisting of bowls and harnesses ("the Disposables"). The PCS Units and PCS-2 Units, together with all additions and accessories, and all spare parts supplied by Haemonetics, are collectively referred to as the "Equipment," and

     WHEREAS, SeraCare operates one or more plasma collection centers and uses or could use Equipment and Disposables in the conduct of its business, and

      WHEREAS, Haemonetics is willing to provide SeraCare with Equipment and SeraCare is willing to purchase from Haemonetics exclusively all of the Disposables that are to be used with the Equipment.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions of this Agreement, the parties agree as follows:

ARTICLE 1 - LOAN OF THE EQUIPMENT

1.1 GENERALLY. Haemonetics will loan to SeraCare, free of charge, the PCS-2 Equipment listed on Schedule A attached hereto and made a part hereof, as it may be amended from time to time. The number of PCS-2 Units loaned shall be sufficient to generate at least five (5) bowls per day per machine per five
(5) day week. SeraCare agrees that the Equipment shall be used solely for the operation of the SeraCare Centers. SeraCare further agrees that, once the Equipment is placed in a Center, SeraCare will not substitute a competitive plasmapheresis system during the entire term of this Agreement.

1.2 DELIVERY/MOVEMENT OF EQUIPMENT. The Equipment provided by Haemonetics pursuant to this Agreement shall be delivered and installed at the locations set forth in Schedule A and shall remain at such Centers unless a Center closes. SeraCare shall not move the Equipment to another location nor make any alterations, additions, nor improvements to the Equipment except with the prior written consent of Haemonetics, which

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consent shall not be unreasonably withheld. SeraCare shall provide written notification two (2) weeks in advance of proposed changes in location of any of the Equipment from the Center to which it has been delivered by Haemonetics. Any Equipment moved by SeraCare shall be in accordance with Machine Movement Guidelines set forth by Haemonetics (Schedule D).

     The parties agree that the number of PCS-2 Units located at a Center may be changed from time to time based upon utilization of PCS-2 machines. By the 10th day of each month, SeraCare will provide a report for each Center, which shall include the number of machines at the Center, the total number of donations made at the Center in the preceding calendar month, and the total downtime hours of the PCS-2 Units, in order to calculate utilization and downtime rates. If SeraCare fails to timely provide a report on all the Centers, Haemonetics will calculate the utilization rate using the prior quarter's actual shipments and the number of Haemonetics machines in SeraCare inventory.

     SeraCare may dispose of components of the Equipment approved by Haemonetics and return those components which are re-usable, replaced in the course of regular maintenance performed by SeraCare in accordance with PCS or PCS-2 Service and Maintenance Manuals furnished by Haemonetics.

     In the event a Center is sold by SeraCare, SeraCare will inform the new owners of this Agreement and the PCS-2 Equipment will continue to be used at the Center throughout the term of this Agreement.

1.3 SPARE PARTS: Haemonetics will provide a supply of replacement parts, initially consisting of those items listed as repair spare parts on Schedule B, as the same may be amended from time to time. Haemonetics, at its own expense, will provide to SeraCare additional spare parts as, when, and to the extent that, Haemonetics, in its sole discretion, determines that further spare parts are necessary or expedient in keeping the Equipment operational. This does not include parts which are sent as a result of negligence by SeraCare or center personnel not following Haemonetics' operating or repair policy or procedures.

1.4 REMOVAL OF EQUIPMENT. Haemonetics agrees that Haemonetics will not remove the Equipment or any portion thereof from any Center during the term of this Agreement, except that Haemonetics will have the right to remove the Equipment, or any portion thereof at its sole election, upon the occurrence of any default by SeraCare under the terms of this Agreement.

1.5 EQUIPMENT REMOVAL - SERACARE'S COOPERATION. When the Equipment is removed from the Center or Centers, for any reason whatsoever, SeraCare shall provide to Haemonetics access to such Center or Centers during usual business hours and shall provide such cooperation and assistance as may be required to carry out the purpose and intent of this Agreement.

1.6 OWNERSHIP OF EQUIPMENT. Haemonetics retains, and will continue to retain, absolute and exclusive ownership of, and all right, title and interest to, the Equipment and every component thereof. SeraCare hereby expressly acknowledges that SeraCare has and

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obtains no ownership or other right, title or interest in or to the
Equipment. SeraCare expressly acknowledges that it has no right to purchase or otherwise acquire title to or an ownership interest in the Equipment or any component thereof. SeraCare agrees that it will cooperate with Haemonetics in providing notice and acknowledgement of Haemonetics' absolute ownership of the Equipment, including allowing Haemonetics to affix labels to the Equipment or any part, as may be practicable; providing written notice of Haemonetics' ownership of the Equipment to any party claiming a security interest in any assets owned by SeraCare; and filing or allowing Haemonetics to file one or more Uniform Commercial Code financing statements in the place or places provided for filing financial statements in the state in which the Center is located and/or the state in which SeraCare has its principal place of business, giving notice of Haemonetics' ownership of the Equipment, and in such case, SeraCare agrees to execute such financing statements.

1.7 FREIGHT CHARGES. Freight charges for installing, moving, and/or returning the Equipment shall be as follows:

     (a) Installation of Equipment at any Center - Freight charges shall be borne by Haemonetics.

     (b) If Equipment is removed for any reason based upon request by SeraCare - Freight charges shall be borne by SeraCare.

     (c) If Equipment is moved between Centers, freight charges will be borne by SeraCare.

     Disposables prices below include freight.

ARTICLE 2 - PURCHASE OF DISPOSABLES

2.1 GENERALLY. SeraCare hereby agrees that it shall purchase all Disposables used in the operation of the Equipment exclusively from Haemonetics.

2.2 TARGET BOWL UTILIZATION. Target bowl utilization rate system-wide is 5 or greater per day, per machine (based on 5 bowls per day; 5 days per week).

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2.3  PRICE. The purchase price of the Disposables will be in accordance with the schedule below.


TOTAL ANNUAL PLASMA                      PRICE (BOWLS AND HARNESSES
PROCEDURE VOLUME                              RESPECTIVELY)
-------------------------------------------------------------------------------

Below 200,000                            $6.40 and 1.60
200,000 - 299,999                        $6.30 and 1.60
300,000 - 450,000                        $6.20 and 1.60
450,001 - 600,000                        $6.10 and 1.60
600,001 - 800,000                        $6.05 and 1.55
800,001 and over                         $6.00 and 1.50


Anticoagulant List Number 17204 will be provided to the following centers at a cost of $1.05, per 250 ml. bag, plus freight charges.

                Lancaster; Reading; York; Laredo; Providence

2.4 PRICE ADJUSTMENTS FOR MACHINE USAGE. The prices set forth above are based on an average system-wide bowl utilization target rate per day of five
(5) bowls per machine per day and on the minimum number of Centers listed on Schedule A. For any quarter in which the utilization rate is lower than 5.0, a $.05 adjustment to the bowl price will be made to the prices above for each
0.1 bowls/per day difference from the target utilization rate.

     Machine usage shall be calculated by dividing the number of procedures/number of machines/days in the quarter. Price adjustments for machine usage will be made quarterly and will be retroactive for the previous quarter.

2.5 QUARTERLY AND OTHER REPORTS. SeraCare will provide to Haemonetics, at least one month before the end of Haemonetics' quarters, a quarterly product usage plan. SeraCare will provide Haemonetics with an update to the current forecast monthly. SeraCare will provide Haemonetics with a yearly forecast covering Haemonetics' fiscal year (April-March) before the prior February.

2.6 DELIVERY AND PAYMENT TERMS. Terms of Purchase for Disposables shall be FOB truck Haemonetics' place of business in Braintree, Massachusetts or place of pick-up within the continental United States. SeraCare shall pay the net amount of the purchase price for all Disposables within thirty (30) days of the invoice date.

2.7 THIRD PARTY SALES BY SERACARE. SeraCare may not sell Disposables purchased from Haemonetics to any third parties.

ARTICLE 3 - INSTALLATION, TRAINING AND MAINTENANCE


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3.1  INSTALLATION. Haemonetics will deliver or has previously delivered the
Equipment to the Centers and will install or has installed the Equipment and will make or has made them operational at its sole cost and expense.

3.2 INITIAL TRAINING. Coincidentally with the full conversion of a Center to the Equipment or with the addition of a new Center, Haemonetics will schedule a full basic training program and document said training for each fully automated Center at a time mutually agreed to by SeraCare and Haemonetics.

3.3 REPAIR TRAINING. Haemonetics will offer quarterly regional maintenance training programs at no cost to SeraCare at mutually agreeable times and dates and on reasonable notice, but Haemonetics shall have no obligation for the payment of transportation or living expenses of SeraCare'e employees to attend such workshops.

3.4 FURTHER TRAINING. SeraCare shall reimburse Haemonetics for the cost of transportation and lodging of Haemonetics employees for any further training programs conducted at a Center at SeraCare's request. Such trainings shall be scheduled at mutually convenient times and dates and upon reasonable notice.

3.5 MANUALS. At the time of the installation of the Equipment at a Center, Haemonetics shall deliver to SeraCare a minimum of one (1) Operator's Manual and one Service Manual per Center for the current version of the Equipment which SeraCare shall keep at such Center.

3.6 EQUIPMENT MAINTENANCE AND REPAIR. SeraCare, at its own cost and expense, shall keep the Equipment in good repair, condition, and working order and shall furnish any and all labor required to keep the Equipment in good mechanical and working order, which includes without limitation all "routine" maintenance and repair as provided in the Basic Care and Maintenance section of the PCS/PCS-2 Service and Maintenance Manual; provided, however, that Haemonetics shall provide to SeraCare, at no cost to SeraCare, any additional spare parts as, when, and to the extent that Haemonetics, in its sole discretion, determines that further spare parts are necessary or appropriate in keeping the Equipment operational, with the expenses of consumable spare parts listed on Schedule C. SeraCare shall notify Haemonetics via the Haemonetics "800 Hotline" number, as soon as reasonably possible, of any defect in, or malfunction of, any Equipment or Disposables, and Haemonetics, Hotline engineer will, as soon as reasonably possible, contact the Center Manager or Center Haemonetics trained technician and direct the Center how to perform the necessary repair, if appropriate. If appropriate, the Hotline Engineer will schedule a service call as soon as practicable after SeraCare's request for repair. All necessary parts for the repair should be ordered through the "800 Hotline" number and upon receipt of such order, parts will be delivered to the Center as soon after the request as reasonably possible.

     The Center employees shall not misuse or abuse the Disposables, Equipment or any component thereof and shall not permit any of the Disposables, Equipment or any component thereof to be used in a manner not conforming to the Operator's Manual and the procedures established in the Haemonetics training program. If part or equipment failure is due to the Center's employees, negligence, abuse, or misuse, then the Center, not Haemonetics, will be

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responsible for part cost and expense and for the expense of repair of any
Equipment so misused or abused.

3.6 ANNUAL PREVENTIVE MAINTENANCE. Haemonetics agrees that it will perform all non-routine maintenance and will conduct annual preventive maintenance on the Equipment on or before the first anniversary date of the last preventive maintenance performed, all at its sole cost and expense.

3.7 PARTS REPLACEMENT. Haemonetics will provide replacement parts at no charge as requested by SeraCare in order to maintain product performance. All "Returnable Spare Parts" are to be returned in accordance to procedure for returning spare parts in Schedule C. Centers which do not return returnable spare parts will not be able to reorder parts until previous spare parts are returned. Replacement of the parts set forth in Schedule D shall be considered part of routine maintenance within the meaning of this Agreement. Replacement of all other parts shall constitute non-routine maintenance.

3.8 REIMBURSEMENT FOR DAMAGE. SeraCare agrees to reimburse Haemonetics for the full cost of any repair to the Equipment resulting from misuse or abuse by SeraCare. Abuse or misuse includes, but is not limited to, any damage incurred due to maintenance not in accordance with the PCS/PCS-2 "Service and Maintenance Manual" and the "PCS/PCS-2 Operator's Manual". SeraCare will be responsible for damage to the Equipment resulting from the actions of Contract Supplier employees.

ARTICLE 4 - TERM

4.1 INITIAL TERM. This Agreement supersedes and and all previous agreements between the parties. The term of this Agreement shall commence on the date first set forth above and shall remain in effect for three (3) years from that date. It shall thereupon expire unless extended as provided below.

4.2 AUTOMATIC RENEWAL/TERMINATION. Upon the completion of the term of this Agreement, this Agreement shall be automatically extended for a further six months, unless either party has given notice to the other of its intention to terminate the Agreement at the expiration of the then current term. To be effective such notice shall be made as required for all notices pursuant to this Agreement and shall be made not later than one (1) year prior to the expiration of this Agreement. The terms and conditions of this Agreement shall remain in effect during the extended period.

4.3 SURRENDER OF EQUIPMENT. Upon the expiration of this Agreement, SeraCare shall surrender all Equipment and spare parts to Haemonetics, and Haemonetics shall remove the same from the Centers, at its own cost and expense. SeraCare will reimburse Haemonetics for the book value of any equipment or parts not so returned.

ARTICLE 5 - DEFAULT BY SERACARE

5.1 PROCEDURE. Upon the occurrence of any event of default under this Agreement, Haemonetics will notify SeraCare, in writing, of the default and SeraCare will have sixty (60)


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days to cure such default. In the event the default is not cured within sixty
(60) days, Haemonetics shall have the right to terminate this Agreement and to remove the Equipment, or any part or parts thereof, at its election, without limiting any other rights or remedies at law or in equity that Haemonetics may have.

5.2 EVENTS OF DEFAULT. SeraCare shall be in default hereunder upon the occurrence of any of the following specified events:

(i) SeraCare shall fail to make any payment due from SeraCare to Haemonetics, arising either under this Agreement or under any other Agreement with Haemonetics, promptly when due (within 30 days of invoice) or shall fail to keep or observe any warranty or covenant of SeraCare contained in this or any other Agreement with Haemonetics now or hereafter existing.

(ii) Any warranty, representation, or statement by SeraCare shall have been false in any material respect when made or furnished.

(iii) There shall occur, due to the negligence, gross negligence or intentional misconduct of SeraCare, any material loss, theft, damage or destruction of the Equipment or any part thereof.

(iv) SeraCare shall suspend or discontinue its business or shall become insolvent, or a petition under any present or future bankruptcy or insolvency law seeking liquidation, reorganization or other settlement or arrangement with creditors shall be filed by or against SeraCare, or SeraCare shall admit in writing its inability to its debts as they become due, or SeraCare shall make an assignment or enter into a trust indenture for the benefit of its creditors, or a trustee or receiver of SeraCare or of any substantial part of SeraCare's property shall be appointed, or any petition, complaint or motion requesting such appointment shall be filed.

(v) SeraCare shall fail to obtain United States Food and Drug Administration approval for the operation of any Center, as equipped with the Equipment, within one year after installation of the Equipment, or at any time thereafter such approval shall be suspended, withdrawn or revoked. In this case, the Agreement may be terminated as to only that Center.

(vi) SeraCare shall fail to pay in full when due any federal, state or local tax, including taxes due from SeraCare and taxes collected by SeraCare such as sales taxes or withholding taxes.

(vii) The United States Food and Drug Administration withdraws SeraCare's license or plasma collection via autopheresis cannot be performed within the approved licenses.

(viii) SeraCare sells all or substantially all of its business assets and SeraCare agrees to notify Haemonetics of any such sale in writing three (3) months prior to any such sale.

5.3 RIGHT TO REMOVE EQUIPMENT. Upon the occurrence of any such event of default and at all times thereafter, Haemonetics shall have the right to take possession of the Equipment

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with or without judicial process and has SeraCare's consent to enter, with advance notice, each Center during regular business hours for such purpose without any hindrance from SeraCare and without the further consent of SeraCare. Should Haemonetics seek to take possession of any or all of the Equipment by court process, SeraCare hereby irrevocably waives any bonds and any surety or security relating thereof required by any statute, court rule or otherwise as an incident to such possession and waives any demand for possession prior to the commencement of any suit or action to recover possession and waives the right to trial by jury with respect thereto. Further SeraCare agrees that any claim it may have against Haemonetics shall only be asserted by separate action pursuant to section 8.11 of this Agreement.

     If SeraCare disputes Haemonetics' determination that a default has occurred, SeraCare's sole remedy will be to surrender the Equipment and assert a claim in accordance with Section 8.11 hereof. In no event shall SeraCare contest or interfere with Haemonetics' right to remove the Equipment.

5.4 LANDLORD'S WAIVER. If any Center is leased by SeraCare, then SeraCare agrees that, if required by Haemonetics, SeraCare will attempt to obtain from SeraCare's landlord an acknowledgment of Haemonetics' exclusive ownership of the Equipment, a waiver of any landlord's lien or other claim against the Equipment, and an Agreement to provide access to the Center to permit Haemonetics to remove the Equipment in the event of any default by SeraCare hereunder, all in form and substance reasonably acceptable to Haemonetics.

ARTICLE 6 - DEFAULT BY HAEMONETICS

6.1 PROCEDURE. Upon the occurrence of any event of default under this Agreement, SeraCare will notify Haemonetics in writing of the default and Haemonetics will have sixty (60) days to cure such default. In the event the default is not cured within sixty (60) days, SeraCare shall have the right to terminate this Agreement, in addition to any other rights or remedies at law or in equity that SeraCare may have.

6.2 EVENTS OF DEFAULT. Haemonetics shall be in default hereunder upon the occurrence of any of the following specified events:

(i) Haemonetics shall fail to keep or observe any warranty or covenant of Haemonetics contained in this Agreement with SeraCare.

(ii) Any warranty, representation, or statement by Haemonetics shall have been false in any material respect when made or furnished.

(iii) Haemonetics shall suspend or discontinue its business or shall become insolvent, or a petition under any present or future bankruptcy or insolvency law seeking liquidation, reorganization or other settlement or arrangement with creditors shall be filed by or against Haemonetics, or Haemonetics shall admit in writing its inability to pay its debts as they become due, or Haemonetics shall make an assignment or enter into a trust indenture for the benefit of its creditors, or a trustee or receiver of Haemonetics or of any substantial part of

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Haemonetics' property shall be appointed, or any petition, complaint or motion requesting such appointment shall be filed.

(iv) FDA takes any regulatory action that prohibits the manufacture, sale and distribution of all plasma collection devices, including the PCS, PCS2 or any new generation of plasma collection devices. Termination shall be effective as of the date of the FDA action.

ARTICLE 7 - WARRANTIES, LIMITATION, DISCLAIMER AND WAIVER

7.1 HAEMONETICS' WARRANTY ON EQUIPMENT AND DISPOSABLES. Haemonetics warrants to SeraCare that the Equipment, when installed, and the Disposables, when delivered, will be free of defects in workmanship or material. Should any failure to conform to this warranty become apparent, Haemonetics, upon prompt written notice and compliance by SeraCare with such instructions as Haemonetics shall give with respect to the return of defective Equipment, shall correct such nonconformity by repair or replacement of the defective Equipment or Disposables or, with respect to Disposables only and at Haemonetics' sole election, may issue a credit for the value of any defective Disposables. Correction in the manner provided above shall constitute a fulfillment of all liabilities of Haemonetics with respect to the quality of the Equipment and Disposables. In no event shall SeraCare be entitled to special, incidental, punitive, consequential or other damages for any breach by Haemonetics of any warranty or of any provision of this Agreement.

     Haemonetics shall keep the Equipment free and clear of any and all levies, liens, restrictions, and encumbrances and shall pay any and all applicable license fees, registration fees, assessments, charges, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sale or possession of the Equipment, excluding, however, all taxes on or measured by SeraCare's net income.

7.2 THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER
WARRANTIES OF QUALITY WHETHER WRITTEN, ORAL OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SERACARE HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTIES OR LIABILITIES, EXPRESS OR IMPLIED INCLUDING ANY OBLIGATION OF HAEMONETICS WITH RESPECT TO FITNESS,
MERCHANTABILITY AND CONSEQUENTIAL DAMAGES, WHETHER OR NOT OCCASIONED BY HAEMONETICS' NEGLIGENCE.

7.3 SERACARE'S WARRANTIES. SeraCare shall use the Equipment and Disposables in a careful and proper manner and shall comply with all federal, state, municipal, and other applicable laws, ordinances, and regulations which relate to the possession, use, and/or maintenance of the Equipment or Disposables. If at any time during the term hereof Haemonetics supplies SeraCare with labels, or other markings, stating that the Equipment is owned by Haemonetics, SeraCare shall affix and keep the same on a prominent place on the Equipment.

   SeraCare further represents and warrants to Haemonetics that SeraCare shall keep the Equipment free and clear from any and all liens, encumbrances, security interest or other

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restrictions. SeraCare further represents and warrants that it shall not sell, offer for sale, transfer, assign, mortgage, sublet, hypothecate, or otherwise dispose of the Equipment or Haemonetics' interest therein.

7.4 COMPLIANCE WITH LAWS. SeraCare and Haemonetics shall comply with all valid, applicable, federal, state or local statutes, laws, ordinances, rules, regulations or other governmental orders relating to the transaction contemplated hereby.

7.5 CALCULATION OF LOSSES IN THE EVENT OF TERMINATION. If either party terminates this Agreement as set forth in Article 5 or Article 6, the parties shall use their best efforts to agree on an amount payable to the other party for its damages and costs as a result of termination. If the parties fail to agree, the matter shall be submitted to binding arbitration, pursuant to this Agreement, for a determination of this amount. In no event shall Haemonetics be liable for consequential damages in the event of termination.

ARTICLE 8 - MISCELLANEOUS

8.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns, but SeraCare shall have no right to assign this Agreement without the prior written consent of Haemonetics which shall not be unreasonably withheld.

8.2 INDEMNIFICATION BY HAEMONETICS. Haemonetics hereby indemnifies SeraCare and agrees to hold SeraCare harmless from any liability to a third party or employee of SeraCare imposed on SeraCare by reason of loss, damage or injury suffered by such third party or employee of SeraCare resulting from Haemonetics' negligence in the repair, manufacture or installation of the Equipment or Disposables. Haemonetics agrees that Haemonetics will maintain liability insurance in an amount of not less than one million dollars ($1,000,000) and will provide to SeraCare, from time to time upon request, certificates evidencing such insurance coverage.

8.3 INDEMNIFICATION BY SERACARE. SeraCare hereby indemnifies Haemonetics and agrees to hold Haemonetics harmless from any liability to a third party imposed upon Haemonetics by reason of any loss, damage or injury suffered by such third party resulting from SeraCare's negligence in the care or custody of the Equipment or the Disposables or from SeraCare's misuse or negligent use of the Equipment or the Disposables, or any use thereof by SeraCare not in conformity with proper procedures as described in the Haemonetics Service and Maintenance and/or PCS/PCS-2 Operators Manuals as amended, or from SeraCare's repair of the Equipment. SeraCare agrees that SeraCare will maintain liability insurance in an amount not less than one million dollars ($1,000,000) and will provide to Haemonetics, from time to time upon request, certificates evidencing such insurance coverage.

8.4 INSURANCE. Haemonetics will maintain at its sole cost and expense its own insurance for loss, theft, vandalism and fire occurring to or causing damage to the Equipment or any part thereof during the term of this Agreement as it may hereafter be extended. SeraCare agrees to give notice promptly to Haemonetics of any event which could give rise to any claim


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by Haemonetics under any such policy of insurance maintained by it. SeraCare shall have no right to or under any such policy of insurance or any claim made by Haemonetics thereunder. In the event of any casualty loss to the Equipment or any part thereof, is deemed Haemonetics responsibility, and Haemonetics shall make every reasonable effort to replace the Equipment with a Unit of equal value; however, it shall not be under any obligation to replace the Equipment. In the event any Equipment is lost, stolen or damaged by the elements and is not promptly replaced by Haemonetics, SeraCare's obligations under this Agreement shall terminate as to such Equipment unless the loss, theft or damage to the Equipment was caused by SeraCare's negligence, gross negligence, or intentional misconduct. In the event that any Equipment is lost, stolen or damaged as a result of SeraCare's negligence, gross negligence, or intentional misconduct, SeraCare will pay to Haemonetics the book value at the time of the loss, damage or theft of the Equipment.

8.5 CONFIDENTIALITY. SeraCare acknowledges that the terms and provisions hereof, including without limitation, the prices of Disposables sold by Haemonetics hereunder, are confidential and SeraCare agrees not to disclose this contract or any term or condition thereof to any person except as required by law. SeraCare agrees to treat this Agreement with confidentiality and to make the contents thereof known only to those employees who, by the nature of their jobs, are required to have such knowledge. This provision shall not be deemed to constitute an agreement by SeraCare not to seek and obtain review of this Agreement by SeraCare's legal counsel. In addition, in connection with the negotiation or performance of this Agreement, SeraCare and Haemonetics may obtain proprietary information of the other party. SeraCare and Haemonetics agree to maintain as confidential any information of the other party so obtained which is either specifically designated as confidential or which a reasonable person would understand to be confidential.

8.6 NO WAIVER. None of the terms of this Agreement shall be deemed to be waived by any party unless such waiver is in writing duly executed by the party to be charged with such waiver and such writing recites specifically that it is a waiver of the terms of this Agreement. The waiver by either party of any breach of any Agreement, warranty or covenant contained in this Agreement shall not be construed to act as a waiver of any subsequent breach. The failure or delay of either party to exercise any right, power or remedy shall not operate as a waiver thereof, and all rights, powers and remedies shall continue in full force and effect. All rights, powers and remedies of both parties provided for in this Agreement are cumulative and non-exclusive, except as otherwise expressly provided.

8.7 NO INVALIDITY. Unenforceability or invalidity of any one or more provision hereof shall not render any other provision herein contained unenforceable or invalid.

8.8 ENTIRE AGREEMENT/AMENDMENTS. This Agreement constitutes the entire agreement between the parties relating to the subject matter herein and all prior proposals, understandings, course of conduct and writings by and between the parties and relating to the subject matter herein. None of the terms of this Agreement shall be deemed to be amended unless such amendment is in writing and duly executed by all parties to this Agreement and such writing specifically states that it is an amendment to this Agreement.



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8.9  NOTICES. Any notices required to be sent by one party to the other pursuant to the terms of this Agreement and any request made by SeraCare shall be effective only if such notice or request is in writing, duly delivered to the other party. Such written notice or request shall be deemed to be duly delivered if delivered in person or sent by telegram, telex or facsimile transmission or sent by registered mail, as follows:

If to Haemonetics
                     TOM LAWLOR
                     VICE PRESIDENT, COMMERCIAL PLASMA
                     Haemonetics Corporation
                     400 Wood Road
                     Braintree, Massachusetts 02184

                     cc: Lisa Lopez
                     Corporate VP and General Counsel
                     Haemonetics Corporation
                     400 Wood Road
                     Braintree, Massachusetts 02184

If to SeraCare
                     BARRY PLOST
                     SeraCare, Inc.
                     1925 Century Park East
                     Suite 1970
                     Los Angeles, CA  90067



8.10 CHOICE OF LAW. This Agreement shall be governed as to interpretation, validity, effect, enforceability and all other substantive or procedural matters by the laws of the Commonwealth of Massachusetts.

8.11 ARBITRATION. Any claim or dispute concerning questions of law or fact arising out of, or relating to, this Agreement or any alleged breach thereof which is not disposed of by Agreement of the parties, including without limitation any claim concerning the interpretation or validity of this agreement, upon written demand of one of the parties, shall be determined, solely and exclusively, by a single arbitrator sitting in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in force at its office in Boston, Massachusetts. If the parties cannot agree upon a single arbitrator within ten (10) days after demand by either of them for arbitration, then each party shall select one arbitrator from a list of arbitrators supplied by the American Arbitration Association. The two arbitrators so selected shall then choose a third arbitrator in order that the dispute may be finally resolved by a majority of the panel of three arbitrators so selected. The decision of award of the arbitrator or arbitrators shall be final and binding unless determined by a court of competent jurisdiction to have been fraudulent, capricious, arbitrary or so grossly erroneous as to imply bad faith. Judgment shall be entered in a court of competent jurisdiction. The expense of the arbitration shall be shared equally by the parties, unless the arbitration award states that the expense shall be otherwise assessed. Any such arbitration shall take place in Boston, Massachusetts. Notwithstanding the foregoing, in the event both parties hereto are named as defendants by an arms length third party plaintiff asserting a claim against both Haemonetics and SeraCare, then and in such event, either Haemonetics or SeraCare may seek the resolution of their respective indemnity rights and obligations under Sections 8.2 and 8.3, arising from such claim in said proceedings.

     In no event shall Haemonetics' right to remove the Equipment described above be prevented by or conditional upon the pendency or resolution of any arbitration pending pursuant to this Agreement or any award resulting therefrom. The issue of removal or Haemonetics' right of removal of the Equipment shall be non-arbitrable in any event. In any conflict between the provisions of this section and the provisions of Section 5.4, the provisions of Section 5.4 shall control.

8.12 ATTORNEYS' FEES. In the event of arbitration or litigation arising out of or in connection with this Agreement, each party shall bear its own attorneys' fees and costs therein incurred, unless otherwise determined by the arbitrator(s) or court.

8.13 FORCE MAJEURE EVENTS. Failure of either party to perform its obligations under this Agreement shall not subject such party to any liability to the other party if such failure is caused by any cause beyond the reasonable control of such nonperforming party, including, but not limited to, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble or a national health emergency.

8.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The provisions relating to the return of the Equipment, confidentiality, indemnity, and dispute resolution shall survive the termination of this Agreement.

8.15 PURCHASE ORDERS. In the event of a conflict between the provisions of any purchase order submitted hereunder and the terms of this Agreement, then the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties have caused this Equipment and Supplies Agreement to be executed and delivered by their respective duly authorized officers on the day and year first above written.


SERACARE, INC.

By   /s/ Barry Plost                             Date  3/12/99
  -----------------------                             ---------------
  Barry Plost
  Chairman, President and CEO

HAEMONETICS CORPORATION

By /s/ Tom Lawlor                                Date  3/8/99
  -----------------------                             ---------------
  TOM LAWLOR
  VP, COMMERCIAL PLASMA

                           LIST OF OMITTED SCHEDULES


The following Schedules to the Equipment and Supplies Agreement between Haemonetics Corporation and SeraCare, Inc. dated December 9, 1998, have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

Schedule A   Automated Centers

Schedule B   List of Repair Spare Parts

Schedule C   Consumable Spare Parts and Spare Parts Return Guidelines

Schedule D   Replacement of Parts Deemed Routine Maintenance and Haemonetics
             Machine Transfer Policy

Schedule E   No Schedule E (intentionally left blank)

Schedule F   Haemonetics Commercial Plasma Center Monthly Report